UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

ShiftPixy, Inc. (the “Company”) has previously issued (i) asenior secured convertible note to an institutional investor dated June 4, 2018 (the “June Note”), and (ii) one dated March 12, 2019, (the “March Note”). A third note was issued to investors on December 20, 2018 to resolve matters involving the June Notes (the “December Note”).

On or about July 18, 2019, Dominion Capital LLC filed a complaint in the United States District Court for the Southern District of New York alleging, among other things, a Default on its June Note, a Default on its December Note, and a Default on its March Note. On January 10, 2020, the U.S. District Court entered a Judgment for Dominion for approximately $1,996,000 plus interest at an annual rate of 18%, costs, and fees.

On January 22, 2020, the Company reached an agreement to pay the judgment by payment of cash and conversion of existing convertible notes resulting in the payment of cash of $1,321,568.86 and the issuance of 83,593 shares of common stock.

The Settlement Agreement is included as Exhibit 10.1 to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description No.

10.1	Settlement Agreement between Dominion Capital and the Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: January 23, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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